As filed with the Securities and Exchange Commission on March 4, 2022

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933
BLACKSKY TECHNOLOGY INC.
(Exact name of Registrant as specified in its charter)

Delaware	47-1949578
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
13241 Woodland Park Road
Suite 300,
Herndon, Virginia, 20171
(571)-267-1571
(Address of Principal Executive Offices, including zip code)
2014 Equity Incentive Plan
(Full title of the plans)
Brian O’Toole
Chief Executive Officer
13241 Woodland Park Road
Suite 300,
Herndon, Virginia, 20171
(571)-267-1571

(Name, address and telephone number, including area code, of agent for service)
Copies to:
Craig E. Sherman
Michael C. Labriola
Mark G.C. Bass
Wilson Sonsini Goodrich & Rosati, P.C.
701 Fifth Avenue
Seattle, WA 98104-7036
(206) 883-2500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Explanatory Note
This Registration Statement on Form S-8 (this “Registration Statement”) includes a reoffer prospectus (the “Reoffer Prospectus”) prepared in accordance with General Instruction C to Form S-8 and in accordance with the requirements of Part I of Form S-3. This Reoffer Prospectus may be used for reoffers and resales of shares of Class A Common Stock, par value $0.0001 per share (“Class A Common Stock”), of BlackSky Technology Inc. (the “Registrant” or the “Company”) f/k/a Osprey Technology Acquisition Corp., our legal predecessor and a special purpose acquisition company (“SFTW”), on a continuous or delayed basis that may be deemed to be “restricted securities” or “control securities” under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder, that are issuable to certain stockholders that are current and former employees, directors, officers, consultants, and/or advisors of the Registrant or its subsidiaries identified in the Reoffer Prospectus (the “Selling Securityholders”). The number of shares of Class A Common Stock included in the Reoffer Prospectus were issued to the Selling Securityholders pursuant to restricted stock units granted under the Registrant’s 2014 Equity Incentive Plan (the “2014 Plan”) prior to the merger (as defined below), and does not necessarily represent a present intention to sell any or all such shares of Class A Common Stock. As specified in General Instruction C of Form S-8, the amount of securities to be reoffered or resold by means of the Reoffer Prospectus by each Selling Securityholder, and any other person with whom he or she is acting in concert for the purpose of selling the Registrant’s securities, may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act.
On September 9, 2021 (the “Closing Date”), the Registrant consummated its previously announced merger pursuant to that certain Agreement and Plan of Merger, dated February 17, 2021 (the “Merger Agreement”), by and among SFTW, SFTW Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of SFTW (“Merger Sub”), and BlackSky Technology Inc., a Delaware corporation, f/k/a BlackSky Holdings, Inc. (“Legacy BlackSky”). Pursuant to the terms of the Merger Agreement, a business combination between SFTW and Legacy BlackSky was effected through the merger of Merger Sub with and into Legacy BlackSky, with Legacy BlackSky as the surviving company and as a wholly-owned subsidiary of the Registrant (together with the other transactions described in the Merger Agreement, the “merger”). On the Closing Date, the Registrant changed its name from “Osprey Technology Acquisition Corp.” to “BlackSky Technology Inc.”
As of the open of trading on September 10, 2021, the Registrant’s Class A Common Stock and public warrants, formerly those of SFTW, began trading on The New York Stock Exchange under the symbols “BKSY” and “BKSY.W,” respectively.

REOFFER PROSPECTUS
5,513,686 Shares of Class A Common Stock

This reoffer prospectus (“Reoffer Prospectus”) relates to the offer and sale from time to time by the selling stockholders named in this Reoffer Prospectus (the “Selling Securityholders”), or their permitted transferees, of up to 5,513,686 shares (the “Shares”) of Class A common stock, par value $0.0001 per share (“Class A Common Stock”), of BlackSky Technology Inc. (the “Company”). This Reoffer Prospectus covers the Shares issuable to the Selling Securityholders pursuant to restricted stock units granted under the Registrant’s 2014 Equity Incentive Plan (the “2014 Plan”). We are not offering any of the Shares and will not receive any proceeds from the sale of the Shares offered by this Reoffer Prospectus.
Upon vesting of the shares of Class A Common Stock offered by this Reoffer Prospectus pursuant to the terms of the applicable Plan, subject to the expiration of the lock-up restrictions described in this Reoffer Prospectus, the Selling Securityholders may from time to time sell, transfer or otherwise dispose of any or all of the Shares described in this Reoffer Prospectus in a number of different ways and at varying prices, including through underwriters or dealers which the Selling Securityholders may select, directly to purchasers (or a single purchaser), or through broker-dealers or agents. If underwriters or dealers are used to sell the Shares, we will name them and describe their compensation in a prospectus supplement. The Shares may be sold in one or more transactions at fixed prices, prevailing market prices at the time of a sale, prices related to the prevailing market prices over a period of time, or at negotiated prices. The Selling Securityholders may sell any, all, or none of the Shares and we do not know when or in what amount the Selling Securityholders may sell their Shares under this Reoffer Prospectus. The price at which any of the Shares may be sold, and the commissions, if any, paid in connection with any such sale, are unknown and may vary from transaction to transaction. We provide more information about how the Selling Securityholders may sell their Shares in the section titled “Plan of Distribution.” The Selling Securityholders will bear all sales commissions and similar expenses. Any other expenses incurred by us in connection with the registration and offering that are not borne by the Selling Securityholders will be borne by us.
Our Class A Common Stock is listed on The New York Stock Exchange (“NYSE”) under the symbol “BKSY.” On March 2, 2022, the last quoted sale price for our Class A Common Stock as reported on NYSE was $2.39 per share.
The amount of the Shares to be offered or resold under this Reoffer Prospectus by each Selling Securityholder, and any other person with whom he or she is acting in concert for the purpose of selling our securities, may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act.
We are an “emerging growth company” as defined under the U.S. federal securities laws, and, as such, we have elected to comply with certain reduced public company reporting requirements for this Reoffer Prospectus and may elect to do so in future filings.
The Securities and Exchange Commission may take the view that, under certain circumstances, the Selling Securityholders and any broker-dealers or agents that participate with the Selling Securityholders in the distribution of the Shares may be deemed to be “underwriters” within the meaning of the Securities Act. Commissions, discounts or concessions received by any such broker-dealer or agent may be deemed to be underwriting commissions under the Securities Act. See the section titled “Plan of Distribution.”
Investing in our securities involves a high degree of risk. Before buying any securities, you should carefully read the discussion of the risks of investing in our securities in the section titled “Risk Factors” beginning on page 4 of this Reoffer Prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Reoffer Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this Reoffer Prospectus is March 4, 2022.

ABOUT THIS REOFFER PROSPECTUS

This Reoffer Prospectus contains important information you should know before investing, including important information about our company and the Shares being offered. You should carefully read this Reoffer Prospectus, as well as the additional information contained in the documents described under “Where You Can Find Additional Information” and “Information Incorporated by Reference” in this Reoffer Prospectus, and in particular the periodic and current reports we file with the SEC.

You should rely only on the information contained in this Reoffer Prospectus or incorporated herein by reference or in any accompanying prospectus supplement. Neither we nor the Selling Securityholders have authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor the Selling Securityholders take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the Selling Securityholders are making an offer to sell the Shares, or soliciting an offer to buy the Shares, in any jurisdiction where the offer or sale is not permitted.

You should not assume that the information in this Reoffer Prospectus, any applicable prospectus supplement, or any documents incorporated by reference is accurate as of any date other than the date of the applicable document, regardless of the time of delivery of this Reoffer Prospectus or any applicable prospectus supplement, or any sale of Shares hereunder. Our business, financial condition, results of operations, and prospects may have changed since those dates.

We may provide a prospectus supplement or post-effective amendment to the registration statement to add information to, or update or change information contained in, this Reoffer Prospectus. You should read both this Reoffer Prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement together with the additional information to which we refer you in the section of this Reoffer Prospectus titled “Where You Can Find Additional Information.”

The BlackSky design logo and the BlackSky mark appearing in this Reoffer Prospectus are the property of BlackSky Global LLC. Trade names, trademarks and service marks of other companies appearing in this Reoffer Prospectus are the property of their respective holders. We have omitted the ® and TM designations, as applicable, for the trademarks used in this Reoffer Prospectus.

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PROSPECTUS SUMMARY

This summary is not complete and does not contain all the information you should consider in making your investment decision. This summary is qualified in its entirety by the more detailed information included in this Reoffer Prospectus, including the documents incorporated by reference herein. You should read the entire Reoffer Prospectus carefully before making an investment in our securities. You should carefully consider, among other things, our consolidated financial statements and the related notes and the sections titled “Risk Factors,” “Business,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the documents incorporated by reference in this Reoffer Prospectus. Unless the context otherwise requires, we use the terms “Company,” “Registrant,” “we” “us” and “our” in this Reoffer Prospectus to refer to BlackSky Technology Inc. and its consolidated subsidiaries.

BLACKSKY TECHNOLOGY INC.

Overview

Founded in 2014, BlackSky is a leading provider of real-time geospatial intelligence, imagery, related data analytic products and services and mission systems. We monitor activities and facilities worldwide by processing millions of observations from our own satellite constellation, as well as from a variety of space, Internet of Things (IoT), and terrestrial-based sensors and data feeds. We process millions of observations daily in our Spectra AI platform, which supports data from satellites in space, air sensors, environmental sensors, asset tracking sensors, IoT connected devices, internet-enabled narrative sources, and a variety of additional geotemporal data feeds. We monitor for economic and pattern-of-life anomalies to produce alerts and enhance situational awareness. Our monitoring service is powered by industry-leading computer techniques including machine learning (“ML”) and artificial intelligence (“AI”). Our global real-time awareness monitoring solution is available via access to our proprietary geospatial data and analytics platform and requires basic online infrastructure with little or no setup.

Our proprietary satellite constellation enables high-frequency observation of the Earth. We currently have 12 proprietary satellites in commercial operations and we anticipate that we will be able to revisit targeted locations on Earth with what we believe will be the most frequent Earth observation revisit rate commercially available to governments and commercial enterprises. This revisit rate is further bolstered with BlackSky's partner constellations, which consists of optical imaging, synthetic aperture radar (SAR), and multi-spectral imaging allowing us to provide a comprehensive analysis of the world’s most populated and economically active regions. The data we collect from our constellation and other sources populates a proprietary data lake and our Spectra AI platform, through which our customers derive unique insights and commercially valuable information and analytics that informs them and allows them to run their businesses with greater efficiency and certainty.

Our principal executive offices are located at 13241 Woodland Park Road, Suite 300, Herndon, Virginia 20171, and our telephone number is (571) 267-1571.

Our website address is www.blacksky.com. The information on, or that can be accessed through, our website is not part of this Reoffer Prospectus, and you should not consider information contained on our website in deciding whether to purchase shares of our Class A Common Stock.

Implications of Being an Emerging Growth Company

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, as amended. As such, we may take advantage of reduced disclosure and other requirements otherwise generally applicable to public companies, including:

•exemption from the requirement to have our registered independent public accounting firm attest to management’s assessment of our internal control over financial reporting;
•exemption from compliance with the requirement of the Public Company Accounting Oversight Board, or PCAOB, regarding the communication of critical audit matters in the auditor’s report on the financial statements;
•reduced disclosure about our executive compensation arrangements; and
•exemption from the requirement to hold non-binding advisory votes on executive compensation or golden parachute arrangements.
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We will remain an emerging growth company until the earliest to occur of: (1) the last day of the fiscal year in which we have at least $1.07 billion in annual revenue; (2) the date we qualify as a “large accelerated filer,” with at least $700.0 million of equity securities held by non-affiliates; (3) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period; and (4) the last day of the fiscal year ending after the fifth anniversary of our initial public offering.

The Offering

This Reoffer Prospectus relates to the public offering, which is not being underwritten, by the Selling Securityholders listed in this Reoffer Prospectus, of up to 5,513,686 shares of Class A Common Stock issuable to the Selling Securityholders pursuant to restricted stock units granted under the 2014 Plan. Subject to the satisfaction of any conditions to vesting of the Shares offered hereby pursuant to the terms of the applicable Plan, and subject to the expiration of any lock-up restrictions pursuant to our bylaws and/or other agreements, the Selling Securityholders may from time to time sell, transfer or otherwise dispose of any or all of the Shares covered by this Reoffer Prospectus through underwriters or dealers, directly to purchasers (or a single purchaser) or through broker-dealers or agents. We will not receive any proceeds from the sale of the Shares by the Selling Securityholders. The Selling Securityholders will bear all sales commissions and similar expenses in connection with this offering. We will bear all expenses of registration incurred in connection with this offering, as well as any other expenses incurred by us in connection with the registration and offering that are not borne by the Selling Securityholders. For more information, see the sections titled “Use of Proceeds,” “Selling Securityholders,” and “Plan of Distribution.”

Lock-Up Restrictions

The Shares are subject to the lock-up provision contained in our bylaws, which provides that, without the prior unanimous consent of the Board and subject to certain customary exceptions, the Selling Securityholders will not, for a period ending 180 calendar days following the Closing Date, directly or indirectly, sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of such shares.

RISK FACTORS

Investing in our Class A Common Stock involves a high degree of risk. Before you make a decision to buy our securities, you should carefully consider the risks and uncertainties set forth under the heading “Risk Factors” starting on page 10 in our final prospectus filed with the SEC pursuant to Rule 424(b) under the Securities Act on December 16, 2021, in connection with our registration statement on Form S-1 (“Final Prospectus”), which are incorporated by reference herein, and in subsequent reports we file with the SEC, together with the financial and other information contained or incorporated by reference in this Reoffer Prospectus. Our business, operating results, financial condition or prospects could also be harmed by risks and uncertainties not currently known to us or that we currently do not believe are material. If any of these risks actually occur, our business, prospects, financial condition and results of operations could be materially adversely affected. In that case, the trading price of our Class A Common Stock could decline and you may lose all or a part of your investment. Only those investors who can bear the risk of loss of their entire investment should invest in our Class A Common Stock.

The risks we have described also include forward-looking statements, and our actual results may differ substantially from those discussed in these forward-looking statements. See “Cautionary Note Regarding Forward-Looking Statements.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Reoffer Prospectus contains forward-looking statements within the meaning of the federal securities laws, which statements involve substantial risks and uncertainties. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “might,” “possible,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. Forward-looking statements contained in this Reoffer Prospectus include statements about:

•our ability to recognize anticipated benefits of the merger;
•our financial and business performance following the merger, including financial projections and business metrics;
•our ability to maintain and protect our intellectual property;
•our ability to attract and retain employees;
•our ability to increase client renewal and retention rates over time;
•our ability to leverage analytical capabilities and access external sensor networks;
•our ability to expand to international and commercial markets;
•our ability to improve geospatial data and cloud-based platform capabilities and invest in innovation efforts;
•our ability to grow distribution channels;
•our ability to maintain and protect our brand;
•our ability to enhance future operating and financial results by increasing total revenue and profits generally over time;
•our ability to comply with laws and regulations applicable to our business;
•our ability to successfully defend litigation; and
•our ability to successfully deploy the proceeds from our merger with Osprey, and manage other risks and uncertainties set forth in the section titled “Risk Factors” included elsewhere in this prospectus.

We caution you that the foregoing list does not contain all of the forward-looking statements made in this Reoffer Prospectus.

You should not rely upon forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this Reoffer Prospectus primarily on our current expectations and projections about future events and trends that we believe may affect our business, operating results, financial condition and prospects. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors, including those described in the section titled “Risk Factors” and elsewhere in this Reoffer Prospectus. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this Reoffer Prospectus. We cannot assure you that the results, events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements.

Neither we nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. Moreover, the forward-looking statements made in this Reoffer Prospectus relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made in this Reoffer Prospectus to reflect events or circumstances after the date of this Reoffer Prospectus or to reflect new information or the occurrence of unanticipated events, except as required by law. You should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make.

USE OF PROCEEDS
The Shares offered by the Selling Securityholders pursuant to this Reoffer Prospectus will be sold by the Selling Securityholders for their respective accounts. We will not receive any of the proceeds from the sale of the Shares hereunder. All the proceeds from the sale of the Shares offered by the Selling Securityholders pursuant to this Reoffer Prospectus will go to the Selling Securityholders. For more information, see the sections titled “Selling Securityholders” and “Plan of Distribution” included below.

SELLING SECURITYHOLDERS
The following table sets forth, as of February 18, 2022 (the “Determination Date”), the names of the Selling Securityholders, the aggregate number of shares of Class A Common Stock beneficially owned by the Selling Securityholders, the aggregate number of shares of Class A Common Stock that the Selling Securityholders may offer pursuant to this Reoffer Prospectus and the number of shares of Class A Common Stock that would be beneficially owned by the Selling Securityholders after the sale of the Shares offered hereby assuming that the Selling Securityholders sell all of the Shares covered by this Reoffer Prospectus. The percentage of beneficial ownership after the offered shares of Class A Common Stock are sold is calculated based on 117,554,440 shares of Class A Common Stock outstanding as of the Determination Date.
The Shares offered by the Selling Securityholders hereunder include shares of Class A Common Stock issuable under restricted stock units held by certain current and former employees of the Company pursuant to the 2014 Plan, as described in this Reoffer Prospectus. When we refer to the “Selling Securityholders” in this Reoffer Prospectus, we mean the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors, designees and others who later come to hold any of the Selling Securityholders’ interest in the Class A Common Stock other than through a public sale.
The amount of the Shares to be offered or resold under this Reoffer Prospectus by each Selling Securityholder, and any other person with whom he or she is acting in concert for the purpose of selling our securities, may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act.
We have determined beneficial ownership in accordance with the rules of the SEC (except as described in footnote (1) to the table below), and thus it represents sole or shared voting or investment power with respect to our securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned as of the Determination Date, subject to community property laws where applicable.
Unless otherwise noted, the business address of each of these shareholders is c/o BlackSky Technology Inc., 13241 Woodland Park Road, Suite 300, Herndon, Virginia 20171.

	Beneficial Ownership Prior to Offering(1)		Beneficial Ownership After Offering(1)
Name of Selling Securityholder	Class A Common Stock Beneficially Owned Prior to Offering	Number of Shares of Class A Common Stock Being Offered(2)	Class A Common Stock Beneficially Owned After Offering	% of Class A Common Stock Beneficially Owned After Offering	% of Total Voting Power After Offering**
Nick Merski(3)	1,485,971	1,003,183	482,788	*	*
Peter Wegner(4)	1,528,142	1,139,981	388,161	*	*
Named Selling Securityholders(5)	3,369,855	3,369,855	-	*	*
Unnamed Selling Securityholders(6)	667	667	-	*	*
Total	6,384,635	5,513,686	870,949	*	*
_____________________
*    Less than one percent (1%).
**    Percentage of total voting power represents voting power with respect to all shares of Class A Common Stock.

(1)The number of shares of Class A Common Stock reflect all shares of Class A Common Stock issuable to a Selling Securityholder pursuant to applicable award grants previously made irrespective of whether such grants are vested or convertible as of the Determination Date or will become vested or convertible within 60 days after the Determination Date.
(2)Assumes all the shares of Class A Common Stock being offered are sold in the offering, that shares of Class A Common Stock beneficially owned by such Selling Securityholder on the Determination Date but not being offered pursuant to this Reoffer Prospectus (if any) are not sold, and that no additional shares of Class A Common Stock are purchased or otherwise acquired.
(3)Includes 1,003,183 shares of Class A Common Stock owned upon the vesting of restricted stock units and 482,788 shares of Class A Common Stock.
(4)Includes 1,139,981 shares of Class A Common Stock owned upon the vesting of restricted stock units and 388,161 shares of Class A Common Stock.
(5)Includes the following named non-affiliate Selling Securityholders, each of whom own at least 1,000 shares of Class A Common Stock issued pursuant to an employee benefit plan and offered pursuant to this Reoffer Prospectus and each of whom may sell up to such amount using this Reoffer Prospectus: Isabella Acevedo-Rodriguez, Kamran Akhtar, Torey Alford, Brad Anderson,

Andrew Aslinger, Tiffanie Bailey, Christian Baker, Wayne Bennin, Kyle Blakeman, Heinrich Bornhorst, Tyler Bowen, Samuel Brady, David Bray-Meehan, Devon Britton, Amanda Bullen, Robert Cahn, Matthew Carruth, David Carter, Randy Casstevens, Dana Ann Chessman - Sherman, Jong Choi, Bill Cimino, Kim Clewell, Anastasia Copeland, Isaac Corley, Morgan Cox, Brett Cullen, Scot Currie, Jason Curtis, Derek Dacewitz, Ian Dahlke, Ahmed Darwaza, Christopher De Pierro, Ethan Dederick, Andrew DiCosmo, Uyen Dinh, Paul Dorn, Ethan Doubet, Ethan Dykstra, Max Ehnert, Zack Elan, Robert Elliott-Steinke, Brian Fort, Daniel Frank, Karen Gale, Nicolas Gaudio, Nicholas Geraci, Bhalinder Gill, Christopher Glanzmann, Paul Goldberg, Darren Gordon, Adrian Gould, Daniel Gray, Andrew Greer, Andy Gries, Kyle Gullette, Javier Guzman, Jesse Hersch, Joseph Hines, Zhong Huang, Adam Iezzi, Nicholas Irwin, Rick James, Allyson Jenkins, Aaron Johnson, Ian Jonesi, Bree Kahn-Wetzel, Edward Kane, Kathryn Keane, Charles Kim, Michael King-Stockton, Matthias Kinzel, Jeremy Kirkendall, Joshua Konowe, Kristen Lewis, Aric Line, Meghan Loverro, Chelsea MacLeod, Karen Malaga, Chris Mangold, Robert Martin, David Mather, Lorcan McGonigle, Ian McGreer, Sidney Mckie, David McVicar, Scott Menke, Ubaldo Mijares Lopez, Elliott Miller, Kian Mohagheri, Bryan Moore, Sergey Nall, Tramy Nguyen, Adam O'Connor, Patrick O'Neil, Brandon Oo, Kelly Patterson, Aisha Pectyo, Andrew Pierce, Brian Poteat, James Price, Jason Rafal, Keith Rawson, Jarrod Reuter, Brian Rider, Kevin Rioles, Ilya Rosenfeld, William Rozier, Eric Rybczynski, Katharina Santos, Destry Saul, Brian Schleser, Breeann Schwartz, Nicholas Sekula, Gharbieh Shereen Abu, Eiji Shibata, Jasmine Simpson, Andrew Singh, Alexander Smith, Teri Smith, Zhichun Song, Brent Sowers, Andrew Steen, Andrew Stephenson, Tyman Stephens, Eric Stone, Chuck Szeto, Nicholas Tabbal, Nick Tharp, Nancy Thomas, Chalinee Tinaves, Kathryn Todd, Michael Tomaszeski, Diego Torrejon, Carlos Torres, Jane Vail, Loosine Vartani, Gregory Vaughn-Ogin, April Walker, Garrison Walters, Tracy Ward, Helen Webb, Camryn Weber, Kenneth Welborn, Chris Wells, Anna Whang, Charles Wheeler, Jessica White, Christopher Wilson, Matthew Winterstein, Bret Wolfe, Wayne Wong, Ka Wang Yee, Bernard Yoo, Paul Youm,. Each of these persons beneficially owns less than 1% of our Class A Common Stock. Each of these persons are current or former employees of the Company or its subsidiaries.
(6)Includes two unnamed non-affiliate Selling Securityholders, each of whom holds less than 1,000 shares of our Class A Common Stock issued pursuant to an employee benefit plan and offered pursuant to this Reoffer Prospectus and each of whom may sell up to such amount using this Reoffer Prospectus. Each of these persons beneficially owns less than 1% of our Class A Common Stock. Each of these persons are current or former employees of the Company or its subsidiaries.

PLAN OF DISTRIBUTION
We are registering the Shares covered by this Reoffer Prospectus to permit the Selling Securityholders to conduct public secondary trading of the Shares from time to time after the date of this Reoffer Prospectus. As used herein, references to “Selling Securityholders” includes donees, pledgees, transferees, distributees or other successors-in-interest selling shares of Class A Common Stock received after the date of this Reoffer Prospectus from a Selling Securityholder as a gift, pledge, partnership distribution, or other transfer.
We will not receive any of the proceeds from the sale of the Shares offered by this Reoffer Prospectus. The aggregate proceeds to the Selling Securityholders from the sale of the Shares will be the purchase price of the Shares less any discounts and commissions. We will not pay any brokers’ or underwriters’ discounts and commissions in connection with the registration and sale of the Shares covered by this Reoffer Prospectus. The Selling Securityholders will pay any underwriting discounts and commissions and expenses incurred by them for brokerage, accounting, tax or legal services or any other expenses incurred by them in disposing of the Shares. We will bear the costs, fees and expenses incurred in effecting the registration of the Shares covered by this Reoffer Prospectus, including all registration and filing fees and fees and expenses of our counsel and our independent registered public accounting firm. The Selling Securityholders reserve the right to accept and, together with their respective agents, to reject, any proposed purchases of the Shares to be made directly or through agents.
The Shares offered by this Reoffer Prospectus may be sold from time to time to purchasers:
•directly by the Selling Securityholders;
•through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, commissions or agent’s commissions from the Selling Securityholders or the purchasers of the Shares; or
•through a combination of any of these methods of sale.
Any underwriters, broker-dealers or agents who participate in the sale or distribution of the Shares may be deemed to be “underwriters” within the meaning of the Securities Act. As a result, any discounts, commissions or concessions received by any such broker-dealer or agents who are deemed to be underwriters will be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters are subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Selling Securityholders may agree to indemnify any broker, dealer, or agent that participates in transactions involving sales of the Shares against certain liabilities in connection with the offering of the shares arising under the Securities Act. We will make copies of this Reoffer Prospectus available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. To our knowledge, there are currently no plans, arrangements or understandings between the Selling Securityholders and any underwriter, broker-dealer or agent regarding the sale of the Shares by the Selling Securityholders.
The Shares may be sold in one or more transactions at:
•fixed prices;
•prevailing market prices at the time of sale;
•prices related to such prevailing market prices;
•varying prices determined at the time of sale; or
•negotiated prices.
These sales may be effected in one or more transactions:
•on any national securities exchange or quotation service on which the Shares may be listed or quoted at the time of sale, including NYSE;
•in the over-the-counter market;

•in transactions otherwise than on such exchanges or services or in the over-the-counter market;
•through trading plans entered into by the Selling Securityholder pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this Reoffer Prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;
•any other method permitted by applicable law; or
•through any combination of the foregoing.
These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade.
At the time a particular offering of the Shares is made, a prospectus supplement, if required, will be distributed, which will set forth the name of the Selling Securityholders, the aggregate amount of Shares being offered and the terms of the offering, including, to the extent required, (1) the name or names of any underwriters, broker-dealers or agents, (2) any discounts, commissions and other terms constituting compensation from the Selling Securityholders and (3) any discounts, commissions or concessions allowed or reallowed to be paid to broker-dealers.
The Selling Securityholders also may transfer the securities in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this Reoffer Prospectus. Upon being notified by a Selling Securityholder that a donee, pledgee, transferee, other successor-in-interest intends to sell our Shares, we will, to the extent required, promptly file a supplement to this Reoffer Prospectus to name specifically such person as a Selling Securityholder.
The Selling Securityholders will act independently of us in making decisions with respect to the timing, manner, and size of each resale or other transfer. There can be no assurance that the Selling Securityholders will sell any or all the Shares under this Reoffer Prospectus. Further, we cannot assure you that the Selling Securityholders will not transfer, distribute, devise or gift the Shares by other means not described in this Reoffer Prospectus. In addition, any Shares covered by this Reoffer Prospectus that qualify for sale under Rule 144 of the Securities Act may be sold under Rule 144 rather than under this Reoffer Prospectus. The Shares may be sold in some states only through registered or licensed brokers or dealers. In addition, in some states the Shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification is available and complied with.
The Selling Securityholders and any other person participating in the sale of the Shares will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the Shares by the Selling Securityholders and any other person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the Shares to engage in market-making activities with respect to the particular securities being distributed. This may affect the marketability of the Shares and the ability of any person or entity to engage in market-making activities with respect to the Shares.
Once sold under the registration statement of which this Reoffer Prospectus forms a part, the shares of Class A Common Stock will be freely tradable in the hands of persons other than our affiliates.
For additional information regarding expenses of registration, see the section titled “Use of Proceeds” appearing elsewhere in this Reoffer Prospectus.
Lock-Up Restrictions
Subject to certain exceptions, all 5,513,686 of the Shares that may be offered or sold by Selling Securityholders identified in this Reoffer Prospectus are subject to the lock-up restrictions contained in our bylaws.

LEGAL MATTERS
The validity of the Shares offered hereby has been passed upon for us by Wilson Sonsini Goodrich & Rosati, Professional Corporation, Washington, D.C., which has acted as our counsel in connection with this offering. Certain members of, and investment partnerships comprised of members of, and persons associated with, Wilson Sonsini Goodrich & Rosati, Professional Corporation, directly or indirectly own less than 1% of the outstanding shares of our common stock.
EXPERTS

The financial statements of BlackSky Technologies Inc. as of December 31, 2020 and 2019, and for each of the two years in the period ended December 31, 2020, incorporated by reference in this Prospectus, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.
INFORMATION INCORPORATED BY REFERENCE
The SEC allows us to “incorporate by reference” information into this Reoffer Prospectus, which means that we can disclose important information about us by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this Reoffer Prospectus, and information that we file later with the SEC will automatically update and supersede the previously filed information. We incorporate by reference into this Reoffer Prospectus the following documents previously filed with the SEC:
(1)Our final prospectus filed with the SEC on December 16, 2021 pursuant to Rule 424(b) under the Securities Act relating to the Registration Statement on Form S-1 (File No. 333- 260458) (the “Final Prospectus”), which contains the audited financial statements for our latest fiscal year for which such statements have been filed, as such prospectus may be supplemented or amended (other than those portions of such prospectus not deemed to be “filed” with the SEC).
(2)The Registrant’s Current Report on Form 8-K filed on February 22, 2022.
(3) The description of the Registrant’s Class A Common Stock contained in the Final Prospectus, including any amendment or report filed for the purpose of updating such description.
All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the SEC shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet website at www.sec.gov that contains reports, proxy and information statements, and other information about issuers, like us, that file electronically with the SEC. We also maintain a website at www.blacksky.com. We make available, free of charge, on our investor relations website at ir.blacksky.com under “SEC Filings,” our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to these reports as soon as reasonably practicable after electronically filing or furnishing those reports to the SEC. Information contained on, or that can be accessed through, our website and investor relations website is not a part of or incorporated by reference into this Reoffer Prospectus and the inclusion of our website and investor relations website addresses in this Reoffer Prospectus is an inactive textual reference only.

PART I
INFORMATION REQUIRED IN THE PROSPECTUS
The information specified in Item 1 and Item 2 of Part I of Form S-8 is omitted from this Registration Statement on Form S-8 (the “Registration Statement”) in accordance with the provisions of Rule 428 under the Securities Act and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I of Form S-8 will be delivered to the participants in the equity benefit plans covered by this Registration Statement as specified by Rule 428(b)(1) under the Securities Act.

PART II
INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
BlackSky Technology Inc. (the “Registrant”) hereby incorporates by reference into this registration statement (the “Registration Statement”) the following documents previously filed with the Securities and Exchange Commission (the “SEC”):
(1) Our final prospectus filed with the SEC on December 16, 2021 pursuant to Rule 424(b) under the Securities Act relating to the Registration Statement on Form S-1 (File No. 333- 260458) (the “Final Prospectus”), which contains the audited financial statements for our latest fiscal year for which such statements have been filed, as such prospectus may be supplemented or amended (other than those portions of such prospectus not deemed to be “filed” with the SEC).
(2)The Registrant’s Current Report on Form 8-K filed on February 22, 2022.
(3) The description of the Registrant’s Class A Common Stock contained in the Final Prospectus, including any amendment or report filed for the purpose of updating such description.
All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the SEC shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 4. Description of Securities.
Not applicable.
Item 5. Interests of Named Experts and Counsel.
Certain members of, and investment partnerships comprised of members of, and persons associated with, Wilson Sonsini Goodrich & Rosati, Professional Corporation, directly or indirectly, own less than 1% of the outstanding shares of the Registrant’s Class A Common Stock.
Item 6. Indemnification of Directors and Officers.
As permitted by Section 102 of the Delaware General Corporation Law, the Registrant’s certificate of incorporation provides that its officers and directors will be indemnified by the Registrant to the fullest extent authorized by Delaware law, as it now exists or may in the future be amended. In addition, the Registrant’s certificate of
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incorporation provides that its directors will not be personally liable for monetary damages to the Registrant or its stockholders for breaches of their fiduciary duty as directors, to the fullest extent permitted by Delaware law as it now exists or may in the future be amended. The Registrant’s certificate of incorporation also authorizes it to indemnify its officers, directors and other agents to the fullest extent permitted under Delaware law.
As permitted by Section 145 of the Delaware General Corporation Law, the Registrant’s bylaws provide that:
•the Registrant may indemnify its directors, officers and employees to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions;
•the Registrant may advance expenses to its directors, officers and employees in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions; and
•the rights provided in the Registrant’s bylaws are not exclusive.
The Registrant’s certificate of incorporation and its bylaws provide for the indemnification provisions described above and elsewhere herein. The Registrant has entered into separate indemnification agreements with its directors, officers and certain other employees of the Registrant that may be broader than the specific indemnification provisions contained in the Delaware General Corporation Law. The Registrant has entered into agreements with its officers, directors and certain other employees of the Registrant to provide contractual indemnification in addition to the indemnification provided for in its certificate of incorporation. The Registrant’s bylaws also permit it to maintain insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Delaware law would permit such indemnification. The Registrant has obtained a policy of director’s and officer’s liability insurance that insures its officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures the Registrant against its obligations to indemnify its officers and directors. These indemnification provisions and the indemnification agreements may be sufficiently broad to permit indemnification of directors and officers for liabilities, including reimbursement of expenses incurred, arising under the Securities Act of 1933, as amended, or the Securities Act.
Item 7. Exemption from Registration Claimed.
The issuance of the outstanding shares being offered by the Reoffer Prospectus that were issued between September 10, 2021 and the date of this Registration Statement through the vesting and settlement of restricted stock units were deemed to be exempt from registration under the Securities Act in reliance upon Rule 701 promulgated under Section 3(b) of the Securities Act as transactions pursuant to benefit plans and contracts relating to compensation as provided under Rule 701. The recipients represented their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were placed upon the stock certificates. The recipients had adequate access, through their relationships with the Registrant, to information about the Registrant.
Item 8. Exhibits.
The Registrant has filed the exhibits listed on the accompanying Exhibit Index of this Registration Statement.

EXHIBIT INDEX

Exhibit Number		Incorporated by Reference				Filed or Furnished Herewith
	Exhibit Description	Form	File No.	Exhibit	Filing Date
4.1	Certificate of Incorporation of BlackSky Technology Inc.	8-K	001-39113	3.1	September 15, 2021
4.2	Bylaws of BlackSky Technology Inc.	8-K	001-39113	3.2	September 15, 2021
4.3	2014 Equity Incentive Plan	S-8	333-261778	4.8	December 20, 2021

4.4	Form of Restricted Stock Unit Agreement under the BlackSky Technology Inc. 2014 Equity Incentive Plan.					X

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, P.C.					X
23.1	Consent of Deloitte & Touche LLP, independent registered public accounting firm					X
23.2	Consent of Wilson Sonsini Goodrich & Rosati, P.C. (included in Exhibit 5.1 hereto)					X
24.1	Power of Attorney (included on the signature page hereto)					X
107	Filing fee table					X

Item 9. Undertakings.
A. The undersigned Registrant hereby undertakes:
(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) that, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.
(1)That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(2)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Fairfax, Commonwealth of Virginia, on this 4th day of March, 2022.

BLACKSKY TECHNOLOGY INC.
By:	/s/ Brian O’Toole
Brian O’Toole
Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Brian O’Toole and Johan Broekhuysen, and each of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments) on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact, proxy, and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact, proxy and agent, or any substitute of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date
/s/ Brian O’Toole Brian O’Toole	Chief Executive Officer, President and Director (Principal Executive Officer)	March 4, 2022
/s/ Johan Broekhuysen Johan Broekhuysen	Chief Financial Officer (Principal Financial and Accounting Officer)	March 4, 2022
/s/ Magid Abraham Magid Abraham	Director	March 4, 2022
/s/ David DiDomenico David DiDomenico	Director	March 4, 2022
/s/ Susan Gordon Susan Gordon	Director	March 4, 2022
/s/ Timothy Harvey Timothy Harvey	Director	March 4, 2022
/s/ William Porteous William Porteous	Director	March 4, 2022
/s/ James Tolonen James Tolonen	Director	March 4, 2022